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                             SECURED PROMISSORY NOTE

$100,000.00                                                         May 11, 2000
                                                           San Diego, California


         FOR VALUE RECEIVED, ULI HACKSELL ("BORROWER"), an employee of ACADIA PHARMACEUTICALS INC. ("COMPANY"), hereby unconditionally promises to pay to the order of Company, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Thousand Dollars ($100,000.00) (the "LOAN"), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

         It is the intent of the parties that the purpose of this Note is not for consumer, family or household purposes.

         This Secured Promissory Note is the Note referred to in and is executed and delivered in connection with that certain Stock Pledge Agreement as of even date herewith and executed and delivered by Borrower in favor of Company (as the same may from time to time be amended, modified or supplemented or restated, the "SECURITY AGREEMENT"). Additional rights of Company are set forth in the Security Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.

         1. INTEREST RATE. Borrower promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be calculated at 9.0 percent per annum (the prime rate as reported by Silicon Valley Bank (the "PRIME RATE")) or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

         2. PRINCIPAL AND INTEREST REPAYMENT. The outstanding principal amount and all accrued interest of the Loan shall be due and payable on the fourth anniversary of this Note.

         3. INTEREST RATE UPON ACCELERATION. Any principal repayment or interest payment on the Loan hereunder not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Prime Rate plus 2% per annum.

         4. PLACE OF PAYMENT; PREPAYMENT. All amounts payable hereunder shall be payable at the office of Company unless another place of payment shall be specified in writing by Company. Prepayment is permitted.

         5. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest and thereafter to the outstanding principal balance hereof.

         6. SECURED NOTE. The full amount of this Note is secured by the collateral identified and described as security therefor in the Security Agreement. Borrower shall not, directly or


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indirectly, create, permit or suffer to exist, and shall defend the collateral against and take such other action as is necessary to remove, any lien on or in the collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

         7. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

                  (a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note, if any, on the date the same becomes due and payable, or fails to perform any other obligations hereunder;

                  (b) Borrower files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

                  (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower; or

                  (d) Borrower defaults on an obligation contained in the Security Agreement; or

                  (e) Borrower's employment by or association with the Company is terminated for any reason or no reason, including, without limitation, death of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder, if any, shall, at the option of Company, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Company pursuant to applicable law. Notwithstanding the foregoing, if an Event of Default has occurred under (d) above due to, in the Company's sole discretion, no malfeasance or misfeasance on the part of Borrower, this Note shall be accelerated on or after five (5) days' notice to Borrower or any successor. The Company shall have all rights and may exercise any remedies available to it under law, successively or concurrently. Borrower expressly acknowledges and agrees that Company shall have the right to offset any obligations of Borrower hereunder against salaries, bonuses or other amounts that may be payable to Borrower by Company.

         8. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

         The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.


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         9. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         10. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Borrower shall not, without the prior written consent of Company, assign any of its rights or obligations hereunder.

         Dated:  May 11, 2000

                                  ULI HACKSELL

                                  By: /s/ Uli Hacksell
                                      ------------------------------------------

                                  Printed Name: Uli Hacksell
                                                --------------------------------

                                  Title: EVP
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